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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549
                                ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934
                                ----------------------

         Date of Report (Date of earliest event reported): October 30, 2000

                                AFFYMETRIX, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

    DELAWARE                     0-28218                       77-0319159
------------------       ------------------------          --------------------
  (State of              (Commission File Number)             (IRS Employer
incorporation)                                              Identification No.)

        3380 Central Expressway, Santa Clara, California         95051
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           (Address of principal executive offices)           (Zip Code)

                                 (408) 731-5000
                         -------------------------------
                         (Registrant's telephone number,
                              including area code)

                                       N/A
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          (Former name or former address, if changed since last report)



Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On October 30, 2000, Nautilus Acquisition Corp. (the "Acquisition Subsidiary"), a California corporation and wholly-owned subsidiary of Affymetrix, Inc. (the "Company"), merged with and into Neomorphic, Inc. ("Neomorphic"), a California corporation, pursuant to an Agreement and Plan of Merger dated September 29, 2000 among the Company, the Acquisition Subsidiary and Neomorphic (the "Merger Agreement"). As a result of the merger, Neomorphic became a wholly-owned subsidiary of the Company. In the merger, (i) each outstanding share of Neomorphic common stock was converted into, and became exchangeable for the right to receive 0.1552 of a share of common stock of the Company, subject to adjustment under certain circumstances following the closing (the "Conversion Ratio"), and (ii) each outstanding share of Neomorphic preferred stock was converted into and became exchangeable for the right to receive shares of Company common stock at the Conversion Ratio plus cash in the amount of $3.84. In connection with the completion of the acquisition, the Company agreed to register the resale of the Company common stock issued in the merger following the closing. At such time the final Conversion Ratio may be increased or decreased depending on the Company's stock performance prior to the effective date of the registration statement. In lieu of any such increase in the aggregate number of shares of Company common stock to be issued in the transaction, the Company has the option of paying cash in an aggregate amount not to exceed $20 million. In addition, each option exercisable for Neomorphic common stock issued and outstanding prior to the consummation of the merger was converted into an option exercisable for shares of the Company's common stock at the Conversion Ratio, generally under the same terms and conditions as existed for the original option. As a result of the merger, the Company issued, in the aggregate,




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approximately 1.4 million shares of Company common stock in exchange for all of the outstanding shares of Neomorphic common and preferred stock and the assumption of all of Neomorphic's stock options.

          A copy of the Merger Agreement and the press release announcing the closing of the merger are filed as Exhibits hereto and are incorporated herein by reference.



Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)       Financial Statements of Business Acquired.

          Any financial statements required by Item 7(a) will be filed by amendment to this Form 8-K on or before January 16, 2001.

(b)       Pro Forma Financial Information.

          Any pro forma financial information required by Item 7(b) will be filed by amendment to this Form 8-K on or before January 16, 2001.

(c)       Exhibits.

          The Agreement and Plan of Merger, dated as of September 29, 2000, by and among the Company, the Acquisition Subsidiary and Neomorphic is filed herewith as Exhibit 2.1.



Exhibit Number             Description
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2.1                        Agreement and Plan of Merger
99.1                       Press Release



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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AFFYMETRIX, INC.

                                    By:  /s/ VERN NORVIEL
                                       -------------------------------------
                                       Name:  Vern Norviel
                                       Title: Senior Vice President, General
                                              Counsel and Secretary

Date: November 13, 2000






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                                  EXHIBIT INDEX



Exhibit Number             Description
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2.1                        Agreement and Plan of Merger
99.1                       Press Release